UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2018
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Microwave Filter Company, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-10976	16-0928443
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6743 Kinne Street, East Syracuse, New York	13057
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(Address of Principal Executive Offices)	(Zip Code)

(315) 438-4700
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Registrant's telephone number, including area code

Not applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions (See General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Microwave Filter Company, Inc. held its Annual Meeting of Shareholders on January 31, 2018. As of December 8, 2017, the record date for the meeting, there were 2,579,684 shares of common stock entitled to vote at the meeting. There were 2,289,222 shares of common stock present in person or by proxy, which represented 89% of the shares entitled to vote, and which constituted a quorum for the transaction of business. The following proposals were submitted to a vote of shareholders :

(1) Proposal No. 1 - Election of Directors

An election of directors was held and the shares present were voted as follows:

DIRECTORS	FOR	AGAINST	BROKER NON VOTES
Kennedy	755,520	281,432	1,252,270
Scruton	756,220	280,732	1,252,270
Tindall	756,220	280,732	1,252,270

(2) Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accountants

The shareholders voted to ratify the appointment of Dannible & McKee, LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2018, as set forth below:

FOR	AGAINST	ABSTAIN
1,955,999	93,480	239,743

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microwave Filter Company, Inc.
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(Registrant)

Dated: January 31, 2018	By: /s/ Paul W. Mears
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Paul W. Mears
Chief Executive Officer